As filed with the Securities and Exchange Commission on June 20, 2011.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ATHERSYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4864095
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

3201 Carnegie Avenue	44115-2634
Cleveland, Ohio	(Zip Code)
(Address of Principal Executive Offices)
Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan
(Amended and Restated Effective June 16, 2011)
(Full title of the plan)

Dr. Gil Van Bokkelen
Chief Executive Officer
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
(216) 431-9900
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered(1)(2)	offering price per share(3)	aggregate offering price(3)	registration fee
Common Stock, par value $0.001 per share	1,000,000	$2.63	$2,630,000	$305.35

(1)	Represents maximum number of shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), issuable pursuant to the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 16, 2011) (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Capital Market on June 15, 2011, within five business days prior to filing.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Athersys, Inc., a Delaware corporation formerly named BTHC VI, Inc. (the “Registrant”), for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.001 per share, of the Registrant under the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 16, 2011) (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8, Registration No. 333-147380, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statement are modified as set forth in this Registration Statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description

4.1
Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 16, 2011) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (Commission No. 001-33876) filed with the Commission on June 20, 2011)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (Included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 20th day of June, 2011.

ATHERSYS, INC.
By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gil Van Bokkelen	Chief Executive Officer and Chairman of	June 20, 2011

Gil Van Bokkelen	the Board of Directors (Principal Executive Officer)

*	Vice President of Finance	June 20, 2011

Laura K. Campbell	(Principal Financial and Accounting Officer)

*	Executive Vice President,	June 20, 2011

John J. Harrington	Chief Scientific Officer and Director

*	Director	June 20, 2011

Lee E. Babiss

*	Director	June 20, 2011

Lorin J. Randall

*	Director	June 20, 2011

George M. Milne, Jr.

*	Director	June 20, 2011

Jack L. Wyszomierski

*	Director	June 20, 2011

Ismail Kola

*	This registration statement has been signed on behalf of the above officers and directors by Gil Van Bokkelen, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen
Attorney-in-Fact

Item 8. Exhibits.

Exhibit Number	Description

4.1
Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 16, 2011) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (Commission No. 001-33876) filed with the Commission on June 20, 2011)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (Included in Exhibit 5.1)

24.1	Power of Attorney